UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Republic Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

OF REPUBLIC BANCORP, INC.

WEDNESDAY, APRIL 23, 2008

 To our shareholders:

You are cordially invited to attend this year’s Annual Meeting of Shareholders of Republic Bancorp, Inc.  The following are details for the meeting:

Date:      Wednesday, April 23, 2008

Time:      9:00 A.M., EDT

Place:    Republic Bank Building

Lower Level Community Room

9600 Brownsboro Road

Louisville, Kentucky 40241

Items on the agenda:

1.               To elect eight directors;

2.               To ratify the appointment of Crowe Chizek and Company LLC as the independent registered public accounting firm for 2008; and

3.               To transact such other business as may properly come before the meeting.

                Record date: The close of business on February 15, 2008 is the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting of Shareholders.

Whether or not you plan to attend the meeting, please sign, date and promptly return the enclosed proxy.  If for any reason you desire to revoke your proxy, you may do so at any time before the voting as described in the accompanying proxy statement.

IF YOU PLAN TO ATTEND:  Please note that space limitations make it necessary to limit attendance at the Annual Meeting of Shareholders. Admission to the Annual Meeting of Shareholders will be on a first-come, first-served basis. Shareholders holding stock in brokerage accounts (“street name holders”) may be asked to produce a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices or other like forms of electronic devices will not be permitted at the Annual Meeting of Shareholders.

Very truly yours,

Steven E. Trager
President and Chief Executive Officer

Louisville, Kentucky
March 27, 2008

REPUBLIC BANCORP, INC.

601 West Market Street

Louisville, Kentucky  40202

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Republic Bancorp, Inc. (the “Company” or “Republic”).  The proxies will be voted at the Annual Meeting of Shareholders (“Annual Meeting”) of Republic Bancorp, Inc. on April 23, 2008, and at any adjournments of the meeting.

This Notice of Annual Meeting of Shareholders, or “proxy statement,” and the enclosed Annual Meeting Proxy Card, or “proxy card,” are first being sent to shareholders on or about March 27, 2008.  As used in this document, the terms “Republic,” the “Company,” “we,” “our” and “us” refer to Republic Bancorp, Inc., a Kentucky corporation.

VOTING

Record date.  You are entitled to notice of and to vote at the Annual Meeting, if you held of record shares of our Class A Common Stock or Class B Common Stock at the close of business on February 15, 2008.  On that date, 18,035,713 shares of Class A Common Stock and 2,343,627 shares of Class B Common Stock were issued and outstanding for purposes of the Annual Meeting.

Voting rights.  Each share of Class A Common Stock is entitled to one (1) vote and each share of Class B Common Stock is entitled to ten (10) votes.  Based on the number of shares outstanding as of the record date, the shares of Class A Common Stock are entitled to an aggregate of 18,035,713 votes, and the shares of Class B Common Stock are entitled to an aggregate of 23,436,270 votes at the Annual Meeting.

Voting by proxy.  If a proxy on the accompanying form is properly executed, returned to Republic and not revoked, the shares represented by the proxy will be voted in accordance with the instructions set forth on the proxy.  If no instructions are given, the shares represented will be voted for the Board of Director nominees named in this proxy statement and on other matters in accordance with the recommendations of the Board of Directors. The Board of Directors at present knows of no other business to be brought before the Annual Meeting. However, persons named in the enclosed proxy statement, or their substitutes, will have discretionary authority to vote on any other business which may properly come before the Annual Meeting and any adjournment thereof and will vote the proxies in accordance with recommendations of the Board of Directors.

You may attend the Annual Meeting even though you have executed a proxy. You may revoke your proxy at any time before the proxy is voted by delivering written notice of revocation to the Secretary of Republic, or by delivering a later dated proxy, or by voting in person at the Annual Meeting.

Quorum and voting requirements and counting votes.  The presence in person or by proxy of the holders of a majority in voting power of the combined voting power of the Class A Common Stock and the Class B Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as being present or represented at the Annual Meeting for the purpose of establishing a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner is otherwise present by proxy but does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

The affirmative vote of a plurality of the votes duly cast is required for the election of directors. All other matters presented at the meeting will be approved if the votes cast in favor of the proposal exceed the votes cast opposing the proposal. Abstentions and broker non-votes are not counted as votes cast on any matter to which they relate.

SHARE OWNERSHIP

The following table sets forth certain information regarding the beneficial ownership of the outstanding shares of Republic as of February 15, 2008, based on information available to the Board of Directors. The Class B Common Stock is convertible into Class A Common Stock on a share-for-share basis. In the following table, information in the column headed “Class A Common Stock” does not reflect the shares of Class A Common Stock issuable upon conversion of Class B Common Stock.  Information is included for:

(1)                                  persons or entities who own more than 5% of the Class A Common Stock or Class B Common Stock outstanding;

(2)                                  directors placed in nomination;

(3)                                  the Chief Executive Officer (“CEO”), the Chief Financial Officer (“CFO”), and the other three executive officers of Republic who earned the highest total salary and bonus during 2007 (the “Named Executive Officers” or “NEOs”); and,

(4)                                  all executive officers and directors of Republic as a group.

                Except as otherwise noted, Republic believes that each person named below has the sole power to vote and dispose of all shares shown as owned by such person.  Please note that the table provides information about the number of shares beneficially owned, as opposed to the voting power of those shares.

                Executive officers, directors and director nominees as a group (collectively 11 persons) hold 70% of the combined voting power of the Class A and Class B Common Stock which represents 55% of the total number of shares of Class A and Class B Common Stock outstanding as of February 15, 2008 as detailed below:

	Class A Common Stock			Class B Common Stock			Class A and Class B Common Stock Combined
Name	Shares		Percent	Shares		Percent	Shares	Percent
Five Percent Shareholders:

Bernard M. Trager 601 West Market Street Louisville, Kentucky 40202	8,589,435	(1)	47.5%	1,921,863	(2)	82.0%	10,511,297	51.5%

Steven E. Trager 601 West Market Street Louisville, Kentucky 40202	8,333,059	(3)	46.1	1,125,743	(4)	48.0	9,458,802	46.3

A. Scott Trager 601 West Market Street Louisville, Kentucky 40202	8,182,208	(5)	45.3	1,142,300	(6)	48.7	9,324,508	45.7

Sheldon Gilman, Trustee for the grandchildren of Bernard M. Trager 400 West Market Street Louisville, Kentucky 40202	7,967,392	(7)	44.1	1,107,515	(8)	47.3	9,074,907	44.5

Teebank Family Limited Partnership 7413 Cedar Bluff Court Prospect, Kentucky 40059	7,165,051	(9)	39.7	939,449	(9)	40.1	8,104,500	39.7

The Jaytee Properties Limited Partnership 7413 Cedar Bluff Court Prospect, Kentucky 40059	750,067	(9)	4.2	168,066	(9)	7.2	918,133	4.5

Directors, Nominees and Executive Officers:

Charles E. Anderson	74,190	(10)	*	—		*	74,190	*
Craig A. Greenberg	783	(11)	*	—		*	783	*
Michael T. Rust	3,914	(12)	*	—		*	3,914	*
Sandra Metts Snowden	23,181	(13)	*	—		*	23,181	*
R. Wayne Stratton	18,059	(14)	*	2,063	(15)	*	20,122	*
Susan Stout Tamme	7,844	(16)	*	—		*	7,844	*
Bernard M. Trager	8,580,133	(1)	47.5	1,921,863	(2)	82.0	10,501,996	51.4
Steven E. Trager	8,323,757	(3)	46.1	1,125,743	(4)	48.0	9,449,500	46.3
A. Scott Trager	8,182,208	(5)	45.3	1,142,300	(6)	48.7	9,324,508	45.7
Kevin Sipes	43,461	(17)	*	242		*	43,703	*
David Vest	91,329	(18)	*	2,083	(19)	*	93,412	*

Directors, Nominees and All Executive Officers (11 persons):	9,241,822		51.1%	1,979,264		84.5%	11,221,086	55.0%

* - Represents less than 1.0% of total Class A Common Stock or Class B Common Stock outstanding

(1)                                  Includes 7,165,051 shares held of record by Teebank Family Limited Partnership (“Teebank”) and 750,067 shares held of record by The Jaytee Properties Limited Partnership (“Jaytee”).  With respect to Jaytee, Bernard M. Trager is a limited partner and his spouse, Jean S. Trager, is a limited partner and co-trustee of a trust which is a general partner of each of these limited partnerships.  Also includes 58,181 unallocated shares held of record by Republic’s Employee Stock Ownership Plan (“ESOP”), of which Bernard M. Trager is a member of the Administrative Committee.  Bernard M. Trager shares voting power over the shares held of record by the ESOP with Steven E. Trager.  Also includes 237,224 shares held of record by the Trager Family Foundation, a charitable foundation organized under Section 501(c)(3) of the Internal Revenue Code of which Bernard M. Trager is a director.  Bernard M. Trager shares voting and investment power over these shares with Jean S. Trager, Steven E. Trager, and Shelley Trager Kusman. Also includes 2,763 shares allocated to Bernard M. Trager under the ESOP and 7,891 shares held in a 401(k) plan.

(2)                                  Includes 939,449 shares held of record by Teebank and 168,066 shares held of record by Jaytee. With respect to Jaytee, Bernard M. Trager is a limited partner and his spouse, Jean S. Trager, is a limited partner and co-trustee of a trust which is a general partner of each of these limited partnerships.  Also includes 142,764 shares owned by Jean S. Trager and 1 share held in a 401(k) plan.

(3)                                  Includes 7,165,051 shares held of record by Teebank and 750,067 shares held of record by Jaytee. With respect to Teebank and Jaytee, Steven E. Trager is a general and limited partner, as well as co-trustee of a trust which is a general partner of each of these limited partnerships.  Trusts for the benefit of, among others, Steven E. Trager, his spouse and his two children, are limited partners of both Teebank and Jaytee. Includes 7,478 shares held by Steven E. Trager’s spouse. Also includes 58,181 unallocated shares held of record by the ESOP, of which Steven E. Trager is a member of the Administrative and Investment Committees. As a member of the Administrative Committee, Steven E. Trager shares voting power over these shares with Bernard M. Trager. Includes 237,224 shares held of record by the Trager Family Foundation. Steven E. Trager shares voting and investment power over these shares with Jean S. Trager, Bernard M. Trager, and Shelley Trager Kusman.  Also includes 3,434 shares allocated to Steven E. Trager under the ESOP and 7,573 shares held in a 401(k) plan.

(4)                                  Includes 939,449 shares held of record by Teebank and 168,066 shares held of record by Jaytee. With respect to Teebank and Jaytee, Steven E. Trager is a general and limited partner as well as co-trustee of a trust which is a general partner of each of these limited partnerships. Trusts for the benefit of, among others, Steven E. Trager, his spouse and his two children are limited partners of both Teebank and Jaytee.  Also includes 1,215 shares held in a 401(k) plan.

(5)                                  Includes 7,165,051 held of record by Teebank and 750,067 shares held of record by Jaytee. A. Scott Trager is a limited partner with shared voting authority of both Teebank and Jaytee. Includes 51,697 shares held of record by a family trust of which A. Scott Trager is a co-trustee and a beneficiary. Also includes 3,434 shares allocated to A. Scott Trager under the ESOP, 31,535 shares held in a 401(k) plan and 12,154 shares for options that are exercisable within 60 days.

(6)                                  Includes 939,449 shares held of record by Teebank and 168,066 shares held of record by Jaytee. A. Scott Trager is a limited partner with shared voting authority of both Teebank and Jaytee. Includes 4,107 shares held of record by a family trust of which A. Scott Trager is a co-trustee and a beneficiary. Also includes 1,190 shares held in a 401(k) plan.

(7)                                  Includes 7,165,051 shares held of record by Teebank and 750,067 shares held of record by Jaytee. Sheldon Gilman, as trustee for the grandchildren of Bernard M. Trager, is a limited partner with shared voting authority of both Teebank and Jaytee.  Also includes 39,307 shares held by Sheldon Gilman’s spouse.

(8)                                  Includes 939,449 shares held of record by Teebank and 168,066 shares held of record by Jaytee.  Sheldon Gilman, as trustee for the grandchildren of Bernard M. Trager, is a limited partner with shared voting authority of both Teebank and Jaytee.

(9)                                  Teebank and Jaytee are limited partnerships of which Bernard M. Trager, Steven E. Trager, A. Scott Trager and Sheldon Gilman, as trustee for the grandchildren of Bernard M. Trager, are limited partners. Steven E. Trager is a general and limited partner of Teebank and Jaytee and is co-trustee with Jean S. Trager of a trust which is a general partner of Teebank and Jaytee. Steven E. Trager, A. Scott Trager and Sheldon Gilman, as trustee for the grandchildren of Bernard M. Trager, share voting power with respect to the shares held by Teebank and Jaytee. The following table provides information about the units of Teebank and Jaytee owned by directors and officers of Republic.  The number of units owned by the partners of Teebank and Jaytee are identical in each partnership.

Name	Number of Units		Percent of Units Outstanding

Bernard M. Trager	1,034,950	(a)	51.8%
Steven E. Trager	347,994	(b)	17.4
A. Scott Trager	5,281		*
Sheldon Gilman, as trustee	380,095		19.0

                * - Represents less than 1.0% of total

                                                (a)                  Includes 537,400 units held by Jean S. Trager and 20,000 units held by the Jean S. Trager Trust.

(b)                 Includes 327,994 units held in a revocable trust and 20,000 units held by the Jean S. Trager Trust.

(10)                            Includes 14,829 shares held jointly with his spouse, over which Charles E. Anderson shares investment and voting power.  Also includes 2,114 shares held in a deferred compensation plan.

(11)                            Includes 783 shares held by Craig A. Greenberg in a deferred compensation plan.

(12)         Includes 1,869 shares held in a deferred compensation plan.

(13)                            Includes 247 shares held by Sandra Metts Snowden’s spouse.  Also includes 2,462 shares held in a deferred compensation plan.

(14)                            Includes 5,352 shares held jointly with his spouse and 11,423 shares held by his spouse. R. Wayne Stratton shares investment and voting power over these shares.  Also includes 1,284 shares held in a deferred compensation plan.

(15)                            Includes 849 shares held jointly with his spouse and 1,214 shares held by his spouse.  R. Wayne Stratton shares investment and voting power over these shares.

(16)         Includes 2,132 shares held by Susan Stout Tamme in a deferred compensation plan.

(17)                            Includes 2,967 shares allocated to Kevin Sipes under the ESOP and 12,154 shares for stock options that are exercisable within 60 days.

(18)                            Includes 3,434 shares allocated to David Vest under the ESOP. Also includes 9,814 shares held in a 401(k) plan.

(19)                            Includes 2,083 shares held by David Vest in a 401(k) plan.

PROPOSAL ONE: ELECTION OF DIRECTORS

Republic’s Board of Directors is comprised of one class of directors that are elected annually.  Each director serves a term of one (1) year or until his or her successor is duly elected or qualified.  Republic’s Bylaws provide for not less than five (5) nor more than fifteen (15) directors. In accordance with the Company’s Bylaws, the Board of Directors has fixed the number of directors to be elected at the 2008 Annual Meeting at eight (8). The Nominating Committee and the Board of Directors have nominated for election as directors: Bernard M. Trager, Steven E. Trager, A. Scott Trager, Craig A. Greenberg, Michael T. Rust, Sandra Metts Snowden, R. Wayne Stratton, CPA and Susan Stout Tamme. Each of the nominees is a current member of the Board of Directors except for Craig A. Greenberg who has served as a director of Republic’s principal banking subsidiary, Republic Bank & Trust Company, since November, 2006.

Directors Bernard M. Trager, Steven E. Trager and A. Scott Trager also serve as directors of Republic Bank & Trust Company and director Steven E. Trager also serves as a director of Republic Bank, a federally chartered thrift subsidiary based in Florida. Independent director nominees Craig A. Greenberg, Michael T. Rust, Sandra Metts Snowden, R. Wayne Stratton and Susan Stout Tamme comprise a majority of the Board of Directors and qualify as independent directors as defined in Rule 4200(a)(15) of the NASDAQ listing standards. While the Company is a “controlled company” as defined under the NASDAQ rules and thus is entitled to an exemption from the majority independence rule, the Company has not elected this exemption for its 2008 election of directors, but reserves the right to claim this exemption in the future.

Neither the Nominating Committee nor the Board of Directors has reason to believe that any nominee for director will not be available for election or to serve following election. However, if any of the nominees should become unavailable for election, and unless authority is withheld, the holders of the proxies solicited hereby will vote for such other individual(s) as the Nominating Committee or the Board of Directors may recommend.

The following table details the indicated information for each nominee and incumbent director and for the other currently serving executive officers who are listed in the compensation tables which follow but who are not nominees or incumbent directors:

Name and Principal Occupation for Past Five Years	Age	Director Since
Director Nominees:
Bernard M. Trager serves as Chairman of Republic. Prior to 1998, he also served as CEO of Republic and as Chairman of Republic Bank & Trust Company, Republic’s principal bank subsidiary.	79	1974

Steven E. Trager began serving as President and CEO of Republic and Chairman and CEO of Republic Bank & Trust Company in 1998. He also has served as Chairman of Republic Bank since October 2006. From 1994 to 1997 he served as Vice Chairman and from 1994 to 1998 he served as Secretary of Republic.	47	1988

A. Scott Trager has served as Vice Chairman of Republic since 1994 and has served as President of Republic Bank & Trust Company since 1984.	55	1990

Craig A. Greenberg serves as Counsel with the law firm of Frost Brown Todd, LCC in Louisville, Kentucky, which provides general legal services. He is also a member of the of the development team of Museum Plaza, a planned 1.2 million square foot $380 million mixed-use development on Louisville’s waterfront. He has served as a director of Republic Bank & Trust Company from November, 2006 to present.	34	N/A

Michael T. Rust is President of Kentucky Hospital Association, located in Louisville, Kentucky. He has served as a director of Republic since April 2007. He served as a director of Republic Bank & Trust Company from May 2001 to April 2007.	57	2007

Sandra Metts Snowden is President of Metts Company Inc., d/b/a Realty World, Sandy Metts & Associates, a real estate sales, management, brokerage and development firm located in Louisville, Kentucky.	62	1999

R. Wayne Stratton is a Certified Public Accountant and a member-owner of the public accounting firm of Jones, Nale & Mattingly PLC located in Louisville, Kentucky.	60	1995

Susan Stout Tamme is President and CEO of Baptist Hospital East and Vice President of Baptist Healthcare System, Inc. located in Louisville, Kentucky.	57	2003

Non-Director Executive Officers:

Kevin Sipes has served as EVP and Treasurer of Republic and Republic Bank & Trust Company since January 2002 and CFO of Republic and Republic Bank & Trust Company since October 2000. He has served as a director of Republic Bank since October 2006. He began serving as Chief Accounting Officer and Controller of Republic in 2000. He joined Republic Bank & Trust Company in 1995 as an AVP of Finance.	36	N/A

David Vest has served as EVP and Chief Lending and Deposit Officer of Republic and Republic Bank & Trust Company since August 2006. He served as EVP and Chief Deposit Officer from January 2006 to August 2006. He served as EVP and Chief Lending and Deposit Officer of Republic from January 2000 to January 2006. He was appointed EVP in 1994.	48	N/A

None of the directors placed in nomination hold any directorships in any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, as amended.

Republic’s directors were elected at the most recent Annual Meeting held on April 19, 2007, to a one (1) year term. The Company’s executive officers are selected by the Board of Directors and hold office at the discretion of the Board of Directors.

Bernard M. Trager, Steven E. Trager and A. Scott Trager are relatives. Bernard M. Trager is the father of Steven E. Trager and the uncle of A. Scott Trager; Steven E. Trager and A. Scott Trager are cousins.

The Board of Directors and its Committees

The Board

Each Director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all Board, committee and stockholders’ meetings. The Board of Directors held six (6) regularly scheduled board meetings during 2007.  Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and the committees on which such directors served during their respective terms of service in 2007.

Committees of the Board

The Board of Directors has three standing committees to facilitate and assist the Board in the execution of its responsibilities. The Board committees currently consist of the Audit Committee, the Compensation Committee and the Nominating Committee. In accordance with NASDAQ listing standards, all the committees are comprised solely of non-employee, independent Directors (as defined in Rule 4200(a)(15) of the NASDAQ listing standards and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934). Charters for each committee, as well as the Code of Conduct and Ethics, are available on the Company’s website at www.republicbank.com.  Please note, however, that the information contained on the website is not incorporated by reference in, or considered to be a part of, this proxy statement.

The table below details current membership for each of the standing Board committees:

Audit Committee	Compensation Committee	Nominating Committee
Michael T. Rust Sandra Metts Snowden R. Wayne Stratton, CPA*	Charles E. Anderson Sandra Metts Snowden* Susan Stout Tamme	Charles E. Anderson Sandra Metts Snowden* Susan Stout Tamme

* - Denotes Committee Chairperson

The Audit Committee held eight (8) meetings during 2007. The Board of Directors has evaluated the credentials of and designated and appointed R. Wayne Stratton, CPA, as Chairman of the Audit Committee and as the “audit committee financial expert” as required by Section 407 of the Sarbanes-Oxley Act of 2002.

                Republic’s Board of Directors adopted a written charter for the Audit Committee, which sets out the functions and responsibilities of the Audit Committee. As described in the charter, the Audit Committee, among other things, is directly responsible for the selection, oversight and compensation of the Company’s independent registered public accounting firm. It is also responsible for the oversight of the accounting and financial reporting processes of the Company, audits of the financial statements and pre-approval of any non-audit services of the independent registered public accounting firm. The Audit Committee is responsible for making recommendations to the Board of Directors with respect to: the review and scope of audit arrangements; the independent registered public accounting firm’s suggestions for strengthening internal controls; matters of concern to the Audit Committee, the independent registered public accounting firm, or management relating to Republic’s consolidated financial statements or other results of the annual audit; the review of internal accounting procedures and controls with Republic’s financial and accounting staff; the review of the activities and recommendations of Republic’s Internal Auditor and compliance auditors; and the review of the consolidated financial statements and other financial information published by Republic. Auditors for the Company report directly to the Audit Committee.

                The Compensation Committee held one (1) meeting during 2007. The Compensation Committee makes recommendations to the Board of Directors as to the amount and form of NEO compensation and option awards, if any. The Compensation Committee did not utilize the services of an independent consultant in 2007. The Chairman and CEO make recommendations to the Compensation Committee with respect to NEO compensation. The Compensation Committee has recommended and the Board of Directors has approved and adopted a Code of Conduct and Ethics Policy that applies to all directors, officers and employees, including the principal executive and financial officers, the controller and the principal accounting officer. The Company intends to post amendments to, or waivers from, its Code of Conduct and Ethics Policy, if any, that apply to the principal executive and financial officers, the controller or the principal accounting officer on its website.

The Nominating Committee held one (1) meeting in 2007. In 2007, the Nominating Committee and the entire Board of Directors approved the director nominees to be considered for election. All nominees, except Craig A. Greenberg who serves as a director of Republic’s principal banking subsidiary, served as directors during 2007. No candidates for director nominees for the 2008 Annual Meeting were submitted to the Nominating Committee or the Board of Directors for consideration by any non-management shareholder.

The Nominating Committee will consider candidates for director nominees at the 2009 Annual Meeting put forth by security holders. Security holders should submit nominations, if any, to the Company’s Secretary, Michael A. Ringswald at 601 West Market Street, Louisville,

Kentucky 40202 no later than November 27, 2008.  The Nominating Committee will consider candidates who have a strong record of community leadership in Republic’s markets.  Candidates should possess a strong record of achievement in both business and civic endeavors, possess strong ethics and display leadership qualities including the ability to analyze and interpret both banking and other endeavors of an entrepreneurial nature and be able to attract new relationships to the Company.  Board diversity as a whole will also be considered. Recommendations of the “Trager Family Members” (generally defined to include Bernard M. Trager, Jean S. Trager and their descendants, and companies, partnerships or trusts in which they are majority owners or beneficiaries), as well as prior services and performance as a director, will be strongly considered. The Company does not pay a third party a fee to assist in identifying and evaluating director nominees, but the Company does not preclude the potential for utilizing such services, if needed, as may be determined at the discretion of the Nominating Committee. No candidate that was recommended by a beneficial owner of more than five percent (5%) of the Company’s voting Common Stock was rejected. The “Trager Family Members” recommended all director nominees submitted to the Nominating Committee and the Board of Directors. The Nominating Committee received no other director nominees.

All directors attended the 2007 Annual Meeting which was held on April 19, 2007. All directors and director nominees are requested and are expected to attend the 2008 Annual Meeting to be held on April 23, 2008.

COMPENSATION DISCUSSION AND ANALYSIS

                The Compensation Committee, which is comprised entirely of independent directors, is responsible for establishing the compensation of, and compensation policies for, NEOs of the Holding Company, Republic Bancorp, Inc. The Holding Company does not separately compensate its executive officers, all of whom are executive officers of Republic Bank & Trust Company and are compensated by Republic Bank & Trust Company for their services.

                Objectives of Republic’s Compensation Program.  The purpose of Republic’s Compensation Program is to establish and maintain suitable financial compensation and financial rewards for job performance that principally focuses on the areas of :

• profit,

• growth,

• risk management, and

• customer service.

                With respect to the NEOs in the Summary Compensation Table included in this proxy statement, the Committee also establishes specific goals in order to provide incentives for the NEOs to perform in the best interests of the Company and its shareholders and to provide measurable outcomes against which the NEO’s performance can be evaluated.

                The NEOs are currently comprised of Bernard M. Trager, Chairman of the Board (the “Chairman”); Steven E. Trager, President and Chief Executive Officer (“CEO”); A. Scott Trager, Vice Chairman (“VC”); Kevin Sipes, Executive Vice President, Chief Accounting Officer and Chief Financial Officer (“CFO”); and David Vest, Executive Vice President and Chief Lending and Chief Deposit Officer (“CLO/CDO”).

                Compensation Elements.  The Company’s executive compensation program has three principal components: base salary, the incentive compensation program, and stock options. The NEOs also participate in Company-wide employee benefit plans and are routinely rewarded, as part of their base compensation, additional selected business-related perquisites.

                Purpose of Republic’s Compensation Elements.  The purpose of the base salary component of Republic’s compensation program is to provide base compensation for ordinary living expenses.  The Company wants to provide its NEOs with a base salary that supports a reasonable lifestyle that is comparable to their high and visible standing in the community, that supports the demands from the community given that standing, their community visibility and also provides reasonable compensation for the performance of their duties and responsibilities directly associated with their executive officer status.  The Committee considers cost of living adjustments when evaluating base pay, but such adjustments are not automatic, but are dependent on satisfactory earnings as determined by the Committee and also, to a lesser degree, consideration of the achievement or the progress toward the achievement of goals.  The Committee in making this determination uses its collective judgment and does not apply any particular formula or measurement.

Bonus grants are used to provide the NEOs with an incentive to improve short-term and long-term Company performance.  Stock options are also awarded from time to time to provide the NEOs with an incentive to maximize the Company’s financial performance as well as to provide a retention incentive.

                Establishment of Compensation Levels.  Republic’s compensation elements are designed to be generally competitive with similar employment opportunities in similar sized companies in the metropolitan Louisville, Kentucky area. The Compensation Committee, however, does not rely on benchmarking to determine its compensation elements; rather, the Compensation Committee gives strong consideration to the recommendations of the Chairman and the CEO, which recommendations are based upon those officers’ subjective judgment, along with the knowledge and general awareness of the members of the Compensation Committee as active members of the metropolitan Louisville, Kentucky business community. The Compensation Committee has not previously engaged a third-party executive compensation consultant.

                The Chairman and CEO make specific executive compensation recommendations to the Compensation Committee on all compensation elements. The Chairman recommends his own compensation, which, if reasonable in the subjective judgment of the Compensation Committee, is normally accepted and approved by the Compensation Committee and ultimately the Board of Directors without change. The CEO’s compensation is also largely, if not exclusively, dependent on the recommendation of the Chairman and, if reasonable in the subjective judgment of the Compensation Committee, is normally accepted and approved by the

Compensation Committee and ultimately the Board of Directors without change. The compensation of the remaining NEOs is principally recommended by the CEO with input from the Chairman. All salary and bonus compensation is approved by the Board of Directors after recommendation by the Compensation Committee.

                NEO Incentive Compensation Program.  The NEO incentive compensation program is designed to reward those individuals who contribute through their own performance and their influence on others to achieve and exceed Republic’s financial and, to a lesser degree, other Company goals. NEO incentive compensation is tied principally, and to the largest degree,  to the annual gross operating profit (before taxes) achieved as compared to the internal annual budget. The gross operating profit objective for 2007 was approximately $51 million. The profit goal is designed to be difficult to meet, but not impractical or impossible. It is designed to provide an incentive for NEOs to achieve desired budgeted results. The profit goal should not be relied upon by any investor as an indication of management’s prediction of its future performance. In its discretion, the Company may modify its budgeted goals and the Committee may elect to exclude any extraordinary income from its determination as to whether or not the financial goal was, in fact, met or substantially met.

The Compensation Committee, on recommendation of the Chairman and the CEO, sets individual bonus potentials at the end of each fiscal year to be applied to the next fiscal year.  The bonus potential for 2007 was $175,000 for the Chairman, $185,000 for the CEO, $175,000 for the VC, $125,000 for the CLO/CDO and $110,000 for the CFO. The bonus potential for all NEOs remains unchanged for 2008. By written agreement with each NEO, the bonus potential is subject to amendment either upward or downward at the discretion of the Compensation Committee; however, no such amendment to established bonus potential awards has previously occurred.  There have been occasions in the past when an NEO other than the Chairman or the CEO was awarded a bonus based on other factors such as competitive information about salaries or bonuses paid for similar positions at other local companies or achievements other than profit, although no such bonuses were awarded for 2007 performance to any NEO. Bonus awards are not payable until March 15th of the following fiscal year for which the bonuses, if any, are determined.  An additional requirement for payment is that the NEO must be an employee in good standing as of the March 15th date for the bonus to be paid by the Company.

                Stock price is not a component of evaluation for the purpose of incentive compensation because Republic’s stock is not heavily traded and thus may be subject to market fluctuations beyond any reasonable control of management. Also, in the Compensation Committee’s view, the significant stock holdings of the Chairman and the CEO already provide, in and of themselves, material executive management motivation to not only preserve but to grow shareholder value, particularly long-term shareholder value.

                Ultimately, the Compensation Committee believes that reasonable and consistent earnings over time will translate into appropriate and favorable stock performance. The Compensation Committee’s policies are not designed to encourage Republic’s NEOs to manage the Company on a quarter to quarter time horizon or even solely over a one year time period.  Investment in capital improvements, product development and new market expansion can act to reduce short-term profits while providing for a larger future, longer-term profit potential and/or provide for the long-term soundness and sustainability of the Company’s operations and, thus, its profit potential.  All of these factors are taken into account by the Committee in their subjective annual evaluation process and deliberations.

                Additional NEO Performance Goals.  All NEO incentive compensation is tied to the Company’s current year budgeted profitability goal as described above.  That factor is the largest component of performance considered in the application of the Company’s incentive compensation policy. However, gross operating profit is not the only factor by which NEOs are evaluated. The Chairman and CEO, along with the Compensation Committee as appropriate, also establish various performance measures for each NEO at the beginning of each fiscal year.  Although these measures are not weighted as to their impact upon an NEO’s compensation, they are considered in the Compensation Committee’s subjective determination of the level of bonus awards and salary increases, along with the recommendations for either or both of these increases, if any, by the Chairman and CEO. Set forth below is a discussion of the individual performance measures, other than profit, for each of the NEOs.

                The Compensation Committee evaluates the Chairman in part based on the Company’s growth in assets generally, with no specific target designated. Growth in both loans and deposits are also performance factors that are evaluated and considered. The Chairman assumes overall responsibility for management of risk control in the Company. This goal is not evaluated against specific objective measures, but the Committee believes it can be evaluated by subjective review. The Committee considers many components of risk, including interest rate risk, loan portfolio quality risk, regulatory and reputation risk, litigation risk, competitive risk and other related risks typically associated with the banking industry.   The quality of the Bank’s regulatory examinations reflect, in part, the Company’s risk profile and those examinations are available for the Committee’s and the Board’s review and consideration of the degree of which management has effectively controlled risk.

                The CEO generally has the same or largely similar goals as the Chairman, but in addition is evaluated on expense control, the performance of the Company’s Tax Refund Solutions (“TRS”) business component, acquisition activity, product development, proper accounting procedures and Securities and Exchange Commission (“SEC”) reporting, the maintenance of a succession plan throughout the Company for all critical functions, providing quality director nominees to the Nominating Committee for consideration, credit quality and the maintenance of a favorable and visible personal and corporate community profile. The CEO is also expected to place enhanced emphasis on increasing low cost deposits in 2008.

                With regard to the VC, the Compensation Committee has established specific profit goals, loan and deposit growth goals, expense reduction goals and credit quality goals. The VC has principal responsibility for the quality of staffing, particularly as it relates to retail sales personnel in the Company’s banking centers. The VC has goals targeted at improving performance in certain selected market areas, including but not limited to the Northern Kentucky and Florida markets.  These goals are measured by reviewing the specific profits generated by these sectors under the Company’s internal sector management reports.  In addition, the Compensation Committee evaluates the VC with respect to the maintenance of a high level of community involvement.

                The Compensation Committee has established goals for the CFO based on expense control (particularly by directing the activities of the purchasing department), improving the Company’s overall cost of funds, overseeing a successful and cost efficient TRS product securitization, risk control in the Company’s non-traditional lines of business, Sarbanes-Oxley (404) compliance, maintaining satisfactory regulatory examination ratings, ensuring accurate and timely financial reporting, monitoring and providing proper oversight of wire transfer functions and properly managing Investment and Trust Department activities.  The CFO will also assume responsibility for improving the bank’s net interest margin and oversee the successful implementation of Information Technology enhancements planned for 2008.

                The Compensation Committee has established for the CLO/CDO for 2008, as was the case in 2007, deposit and loan growth goals and fee income goals.  These goals specifically include $181 million in loan growth, including $54 million in commercial loan growth, and $192 million in deposit growth.  The CLO/CDO has primary responsibility for deposit gathering. The CLO/CDO will be evaluated on the ongoing effectiveness of all commercial banking functions, including operations and servicing and developing effective middle management in the Commercial Lending and Treasury Management departments. The CLO/CDO will be evaluated on the maintenance of high quality loan review and loan documentation ratings and will be expected to maintain loan delinquency under 0.75%.

                NEOs received a written report on their goal performance for 2007 which included their goals for 2008. The Chairman’s goals, as well as the other NEOs, are tendered to the Committee in writing and are contingent on the subsequent approval by the Compensation Committee. The CEO is evaluated by and his goals are set by the Chairman, with the subsequent review and approval by the Compensation Committee.  The remaining NEOs are evaluated and have their goals set collectively by the CEO, with input from the Chairman, with subsequent review and approval by the Compensation Committee.  The Compensation Committee Report and recommendations of the Compensation Committee are submitted to the Board of Directors for approval by the Committee Chair.

                Results Rewarded Under Republic’s Compensation Program.  The principal result rewarded under Republic’s Compensation Program with respect to incentive based compensation is the degree of attainment of Company profit goals as determined by the budgeted income objectives. Consideration is given if profit objectives are not fully met due to factors beyond the control of the respective NEO. Such factors have historically included economic factors, regulatory changes impacting profit objectives, or management decisions that may impact current profitability in return for the potential for greater long-term profitability.  These decisions may include such things as banking center expansion or technology upgrades or other similar circumstances that were not evident when the budget was initially approved by Republic’s Board of Directors.  The NEO incentive compensation program is flexible and will take into account factors beyond the control of any NEO in determining the amount of compensation to be paid in any given year. If the Company’s budgeted profit goal is not achieved, then a percentage of the potential bonus payout may be awarded based on any intervening factors that may have been outside the control of the respective NEO, as well as exemplary performance on other goals and objectives other than profitability, or as a result of meaningful profitability performance even though the budgeted profitability goal may not have been fully met or even materially met.  Nonetheless, Republic’s Compensation Program does not automatically result in incentives being paid based on a percentage of any particular goal attainment.

                Given the Company’s overall performance in 2007, all the NEOs received no compensation increases and no bonuses.  While the Compensation Committee considered, as part of its deliberations, that 2007 was a challenging year for the banking industry in general, the Company’s overall results were not sufficiently in line with budgeted profitability goals for the Committee to grant management any increases for their 2007 performance.  This was not to say that certain goals were not in fact met, nor was it to say that there were not certain adverse economic factors in the industry generally in 2007 that were beyond the immediate control of management. Rather, the Committee ultimately decided that management rewards, if any, should remain substantially based on the Company’s overall financial performance.  The Committee’s final decision was in concert with the recommendation of the Chairman.

                Equity Compensation.  The Company’s primary form of equity-based incentive compensation is incentive stock options. This form of compensation has been historically used by the Company due to previously favorable accounting and tax treatment. Stock options are also granted by the Company’s competitors and the Compensation Committee believes stock options have been an expectation of business executives in Republic’s marketplace. Despite the ramifications from the adoption of the Statement of Financial Accounting Standards (“SFAS”) No. 123(R) “Share Based Payment,” the Compensation Committee believes that stock options continue to provide a strong retention factor to enhance the Company’s ability to maintain the employment of its high performing NEOs. Additionally, Republic’s standard form of stock option agreement provides for a two (2) year prohibition, following the termination of employment of a stock option recipient, on the solicitation of any customer or the recruitment and hiring of any Company employee. The Company’s stock option agreement also has confidentiality requirements which act to protect the Company’s proprietary information. A violation of those provisions allows the Company to require a forfeiture of the option stock or the profits derived from the sale of that stock if sold. All options granted have a change in control provision providing for immediate vesting of any unexercised option grants.

                With the exception of new hires or promotions, stock option grants recommended to the Compensation Committee by the Chairman and the CEO are normally reviewed during the last calendar quarter when NEO performance during that calendar year can also be considered. In choosing the date for the award of stock options, the Compensation Committee gives no consideration to market events; any relationship between the option grant date and the price of the Company’s stock on that date is strictly coincidental. No stock options were granted to the Chairman or any other NEO in 2007.

                Post-Employment Benefits.  As described under the heading “Post-Employment Compensation” elsewhere in this proxy statement, Republic has entered into Officer Compensation Continuation Agreements with each of the NEOs, with the exception of Bernard M. Trager. As described herein, the Officer Compensation Continuation Agreements provide for the payment to an NEO terminated following a change in control, equal to up to 24 months of the NEO’s base salary and benefits. The Company deems the agreements necessary for the maintenance of sound management and essential to protecting the best interests of the Company and its shareholders. The agreements are intended to encourage the NEOs to remain in the employment of the Company and to continue to perform their assigned duties without distraction in the face of potentially disruptive events that would normally surround a change in control.  Potential payments and benefits under these arrangements have no bearing on the Compensation Committee’s deliberations regarding all other compensation elements.  In 2007, the Company modified these agreements to conform them to recent changes in law under Section 409A of the Internal Revenue Code of 1986, as amended.

                Republic Bank & Trust Company entered into a death benefit agreement with Chairman Bernard M. Trager, effective September 10, 1996. The agreement provides for payment as described in more detail elsewhere in this proxy statement if Bernard M. Trager is a full-time employee in good standing at the date of his death.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee:

Sandra Metts Snowden, Chairperson

Charles E. Anderson

Susan Stout Tamme

DIRECTOR COMPENSATION

During 2007, non-employee directors of Republic and its principal banking subsidiary received fees of $2,000 for each board meeting attended and fees ranging from $125 to $500, based on the particular committee, for each committee meeting attended. On occasion, brief, typically single-issue telephonic meetings may be held for which there is no compensation. Non-employee directors have the option of allocating their fees into a Director Deferred Compensation Plan. Compensation paid or deferred to directors of Republic during 2007 for services as a director of Republic were as follows:

DIRECTOR SUMMARY COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(2)	All Other Compensation ($)	Total ($)

Charles E. Anderson	13,750	—	—	—	(6,308)	—	7,442
Michael T. Rust	7,250	—	—	—	(1,578)	—	5,672
Sandra Metts Snowden	16,250	—	—	—	(7,289)	—	8,962
R. Wayne Stratton	15,500	—	—	—	4,000	—	19,500
Susan Stout Tamme	14,500	—	—	—	(6,250)	—	8,250

(1)               Bernard M. Trager, Steven E Trager and A. Scott Trager are not included in this table as they are employees of the Company and thus receive no compensation for their services as a director. The compensation received by these individuals is included in the “Summary Compensation Table.”

(2)             The amounts in column (f) reflect cash dividends and stock value appreciation on deferred compensation balances, which are deemed by the plan to be invested in Republic stock.  Cash dividends are accumulated and converted into stock equivalents on a quarterly basis.

CERTAIN INFORMATION AS TO MANAGEMENT

The following table contains information concerning the compensation received by Republic’s CEO, CFO and the other three most highly compensated executive officers of Republic for the fiscal year ended December 31, 2007:

SUMMARY COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
Bernard M. Trager, Chairman and Director	2007	587,000	—	—	—	—	—	29,825	616,825
	2006	587,000	105,000	—	—	—	—	36,736	728,736

Steven E. Trager, President, CEO, and Director	2007	310,000	—	—	—	—	—	43,397	353,397
	2006	296,000	111,000	—	—	—	—	49,904	456,904

A. Scott Trager, Vice Chairman and Director	2007	300,000	—	—	—	—	—	36,262	336,262
	2006	286,000	105,000	—	125,300	—	—	41,195	557,495

Kevin Sipes, EVP, Chief Financial Officer and Chief Accounting Officer	2007	225,000	—	—	—	—	—	25,455	250,455
	2006	210,000	52,500	—	125,300	—	—	32,242	420,042

David Vest, EVP and Chief Lending Officer and Deposit Officer	2007	220,000	—	—	—	—	—	25,935	245,935
	2006	210,000	75,000	—	125,300	—	—	32,995	443,295

(1)                  The amounts in column (d) reflect bonuses awarded and paid after fiscal year-end for achievement of corporate, individual and departmental goals.

(2)                  The amounts in column (i) for 2007 include the following:

Name	401(k) Matching Contributions ($)	Life Insurance Policies ($)	Club Memberships ($)	Auto Allowance or Personal Use of Company Owned Vehicles ($)	Employee Stock Ownership Plan Allocation ($)*	Total ($)

Bernard M. Trager	5,625	560	10,439	4,837	8,364	29,825
Steven E. Trager	5,625	1,800	17,462	9,600	8,910	43,397
A. Scott Trager	5,625	1,800	17,002	2,925	8,910	36,262
Kevin Sipes	5,625	1,800	—	9,600	8,430	25,455
David Vest	5,625	1,800	—	9,600	8,910	25,935

* - The amounts reflect the dollar value of 539 shares of stock each for Steven E. Trager, A. Scott Trager and David Vest, 506 shares for Bernard M. Trager and 510 shares for Kevin Sipes, using the $16.53 closing market price of the shares as of December 31, 2007, when those shares are allocated to the named executive officer pursuant to the terms of the Company’s Employee Stock Ownership Plan.  This plan allocates all stock released from loan collateral pledge during a year based on the relative compensation of all eligible participants in the plan as of the last day of each year.

GRANTS OF PLAN BASED AWARDS DURING 2007

There were no grants of plan based awards during 2007; therefore, no table is presented.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#)(1) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Bernard M. Trager	—	—	—	—	—	—	—	—	—

Steven E. Trager	—	—	—	—	—	—	—	—	—

A. Scott Trager	12,154	— 12,154 4,410 4,410 4,410 2,625 2,625	—	8.72 8.72 20.71 20.71 20.71 23.87 23.87	4/10/08 4/10/09 5/15/10 5/15/11 5/15/12 12/07/12 12/07/13	—	—	—	—

Kevin Sipes	12,154	— 12,154 4,410 4,410 4,410 2,625 2,625	—	8.72 8.72 20.71 20.71 20.71 23.87 23.87	4/10/08 4/10/09 5/15/10 5/15/11 5/15/12 12/07/12 12/07/13	—	—	—	—

David Vest	—	— 12,154 4,410 4,410 4,410 2,625 2,625	—	— 8.72 20.71 20.71 20.71 23.87 23.87	— 4/10/09 5/15/10 5/15/11 5/15/12 12/07/12 12/07/13	—	—	—	—

(1) The first exercisable date for each option listed by expiration date is as follows:

Expiration Date	Exercisable Date
4/10/08	4/11/07
4/10/09	4/11/08
5/15/10	5/16/09
5/15/11	5/16/10
5/15/12	5/16/11
12/07/12	12/08/11
12/07/13	12/08/12

OPTIONS EXERCISES AND STOCK VESTED DURING 2007

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Bernard M. Trager	—	—	—	—
Steven E. Trager	—	—	—	—
A. Scott Trager	—	—	—	—
Kevin Sipes	—	—	—	—
David Vest	12,154	145,483	—	—

POST-EMPLOYMENT COMPENSATION

                Republic Bank & Trust Company entered into a death benefit agreement with Bernard M. Trager which became effective September 10, 1996. The agreement provides, subject to certain conditions, for a payment in an amount equal to his average gross Internal Revenue Service (“IRS”) W-2 income-taxable compensation during the two (2) completed calendar years just prior to his death, multiplied by three (3). The payment is to be paid to the designated beneficiary in 36 consecutive equal installments, without interest. No benefit is payable if Bernard M. Trager is not a full-time employee in good standing as of his date of death, and, in exchange for the promised benefit, Bernard M. Trager has agreed not to solicit customers of the Bank or other institutions or divulge confidential information. The agreement terminates in the event of a change of control.

Republic entered into Officer Compensation Continuation Agreements with Steven E. Trager, A. Scott Trager and David Vest, which became effective January 12, 1995.  Republic entered into an Officer Compensation Continuation Agreement with Kevin Sipes, which became effective June 15, 2001 (all collectively, “Agreements”). These Agreements provide for the payment of the executive officer’s base salary for up to a period of two (2) years in the event of disability or if, following the announcement of a potential change in control, or after an actual change in control, the executive officer terminates his employment for “Good Reason” or his employment is terminated other than pursuant to death or for “Cause,” as defined in the Agreements. “Good Reason” is defined to include a material diminution in duties or demotion, material change in benefit plans or fringe benefits, or a reduction in base salary.   In addition, any stock options or other similar rights will become immediately exercisable upon a change in control that results in termination, and benefits provided by the Company are to continue for the salary continuation period, to the extent possible, or alternative benefits are to be secured. For purposes of these Agreements, a change in control includes the acquisition by a person of beneficial ownership of securities representing greater voting power than held by the “Trager Family Members” as a group or a reduction to less than 25% of the combined voting power of the stock held by the “Trager Family Members.”

Republic and its wholly-owned banking subsidiary, Republic Bank & Trust Company, approved separate Modification Agreements (collectively, “Modifications”) to the Agreements on February 15, 2006. Each Modification conforms the Agreement to recent changes in law enacted under section 409A of the Internal Revenue Code of 1986, as amended, and generally provides that payments under an Agreement to an executive who is a “key employee” may not commence earlier than six months following the executive’s separation from service from Republic and Republic Bank & Trust Company. The initial payment to an executive will include any make up payments that would have been made to the executive but for the delay due to the executive’s status as a “key employee.” In other respects, the original Agreements continue in effect, without change. The agreement signed by Kevin Sipes calls for a lump sum payment at its present value, rather than continuation of periodic compensation payments.  The Modification for Kevin Sipes provides that his lump sum will not be paid earlier than six (6)  months following his separation from service.  All of the Agreements limit the total value of the consideration paid to three (3) times the five-year average of the Executive’s prior taxable compensation, so as to avoid lost tax deductions or excise taxes under Internal Revenue Code Section 280G.

These Agreements were renewed effective as of December 31, 2007 for a term to cover any change in control that occurs within three (3) years after that date. The Agreements are automatically extended for one (1) additional year at each December 31, to maintain a three (3) year coverage period, unless Republic gives notice to the executive(s) that it elects not to extend the Agreement(s).

Detail of executive agreements which trigger post-employment payments, trigger events and estimated payment amount/value follows:

Executive Name	Agreement Which Triggers Post-Employment Payments(1)	Trigger event	Estimated Payment Amount/Value (2)
Bernard M. Trager	Death Benefit Agreement	Death while employed and before a change in control	$2,066,193

Steven E. Trager	Officer Compensation Continuation Agreement	Termination of Employment after and Potential or actual Change in Control	$706,793

A. Scott Trager	Officer Compensation Continuation Agreement	Termination of Employment after and Potential or actual Change in Control	$673,610

David Vest	Officer Compensation Continuation Agreement	Termination of Employment after and Potential or actual Change in Control	$492,956

Kevin Sipes	Officer Compensation Continuation Agreement	Termination of Employment after and Potential or actual Change in Control	$501,997

(1)           Each of these agreements is described in more detail above.

(2)                                  The estimated values are determined based on the Agreements’ terms, and assuming a trigger event for payment occurred on December 31, 2007. In the case of the Officer Compensation Continuation Agreements, (i) the value of benefits continuing for up to 24 months was assumed to be equal to two (2) times the Bank’s cost of health, life, long-term disability, 401(k) and ESOP benefits for the executive for the fiscal year ending 2007, and (ii) because vesting accelerates on stock options upon change in control, an amount equal to the closing price of Republic’s stock as of the last trading date in 2007 (December 31, 2007), less the exercise price of each then-unvested option, is also included. While each such agreement includes a cap on the total amounts owed based on the limits of Internal Revenue Code Section 280G, that cap is not expected to reduce the amounts payable for any of these executives.

AUDIT COMMITTEE REPORT

The Audit Committee has furnished the following report:

It is the responsibility of management to prepare the consolidated financial statements and the responsibility of Crowe Chizek and Company LLC, Republic’s independent registered public accounting firm, to audit the consolidated financial statements in accordance with United States Generally Accepted Accounting Standards.  The Audit Committee has adopted a written charter describing the functions and responsibilities of the Audit Committee.

In connection with its review of Republic’s consolidated financial statements for 2007, the Audit Committee has:

•                  reviewed and discussed the audited consolidated financial statements with management;

•                  discussed with the independent registered public accounting firm, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380);

•                  received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with the independent registered public accounting firm, the independent registered public accounting firm’s independence; and,

•                  approved the audit and non-audit services of the independent registered public accounting firm for 2007.

The Audit Committee has also discussed with management and the independent registered public accounting firm, the quality and adequacy of Republic’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Audit Committee reviewed with the independent registered public accounting firm, their audit plans, audit scope and identification of audit risks. The Audit Committee has procedures in place to receive and address complaints regarding accounting, internal control, or auditing and other Company issues.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included as presented in Republic’s Annual Report on Form 10-K for the year ended December 31, 2007.

Members of the Audit Committee:

R. Wayne Stratton, CPA, Chairman

Michael T. Rust

Sandra Metts Snowden

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Certain directors and executive officers, including certain members of the Compensation Committee and members of their immediate families and affiliates, were clients of and had transactions with Republic, Republic Bank & Trust Company or Republic Bank (“the Bank”) during 2007. Transactions which involved loans or commitments by the Bank were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collection or present other unfavorable features.

Charles E. Anderson is the retired CEO of The Anderson Group, an insurance agency that is agent of record for the Company’s worker’s compensation insurance, life insurance and long term disability insurance.  Commissions paid to the agency totaled $96,000 in 2007.

Susan Stout Tamme is the President and CEO of Baptist Healthcare System, Inc. doing business as Baptist Hospital East, a hospital that leases space to Republic. Fees paid by Republic totaled $13,000 for the year ended December 31, 2007.

CERTAIN OTHER RELATIONSHIPS AND RELATED TRANSACTIONS

With respect to transactions involving the Company and its directors, officers, and 5% stockholders, the Audit Committee’s charter provides that it will conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and the approval of the Audit Committee is required for all such transactions (other than transactions governed by Regulation O of the Board of Governors of the Federal Reserve System, which have received the approval of the Board of Directors of one of the Company’s bank subsidiaries).  In reviewing a related party transaction, the Audit Committee considers the material terms of the transaction, including whether the terms are generally available to an unaffiliated third party under similar circumstances.  In addition, the Board of Directors is informed of such related party transactions.

Leasing Arrangements.  Within the Louisville, Kentucky, metropolitan area, Republic leases space in buildings owned by Bernard M. Trager, Chairman of Republic and Jean S. Trager, his spouse, and partnerships in which they own controlling interests, including The Jaytee Properties Limited Partnership (“Jaytee”), a shareholder of Republic. Relatives of Bernard M. Trager, including Steven E. Trager and A. Scott Trager, directors and executive officers of Republic, are also partners in Jaytee. See notes to the table under “Share Ownership” for additional detail.  The buildings leased to the Company include Republic Corporate Center, which serves as both the Company’s main office and administrative headquarters in Louisville, Kentucky, and is owned and leased by TEECO Properties, which is owned by Bernard M. Trager. Additional leasing relations included the Republic Bank & Trust Company’s Hurstbourne Parkway, Bardstown Road and Springhurst banking centers, which are all owned and leased to Republic Bank & Trust Company by Jaytee.  Under certain of these lease arrangements, Republic was responsible for the fit-up and certain build out costs associated with the leased premises. Altogether, these affiliates currently lease approximately 133,000 square feet to Republic Bank & Trust Company and Republic Bank & Trust Company pays $194,000 per month in rent, with lease terms expiring between 2008 and 2011. The aggregate annual amount paid under these affiliate leasing arrangements at December 31, 2007 was $2,318,000. Each of the above leasing transactions was approved by the Board of Directors and the Audit Committee and all were determined by the Board of Directors and the Audit Committee to be on terms comparable to those that could have been obtained from unaffiliated parties.

Right of First Offer Agreement.  On September 19, 2007, Republic entered into a Right of First Offer Agreement (the “Agreement”) with Teebank Family Limited Partnership (“Teebank”), and Bernard M. Trager and Jean S. Trager (collectively, the “Tragers”).

                The Agreement does not restrict Teebank’s sale of shares of Republic common stock up until the trigger date (the “Trigger Date”) of the second to die of the Tragers.  If Teebank desires to sell to a third party up to 1,000,000 shares of Class A common stock in the 9 months following the Trigger Date, Teebank must first offer the shares to Republic.  Republic then has 20 business days after the notice of a proposed sale to exercise the option, subject to satisfaction of any required regulatory notice requirements and receipt of all required regulatory approvals within 60 days of the option exercise.  The option exercise price is the Fair Market Value, as defined in the Agreement, of the shares on the closing date.  Teebank is not required to consummate the transaction if the Fair Market Value on the closing date is less than 95% of the Fair Market Value on the date Teebank first gave notice of the proposed sale.  Republic can exercise the option only if a majority of Republic’s independent directors determine at the time of exercise that the exercise is in Republic’s best interests.

                The Agreement terminates on the first to occur of the following:  (i) a Change in Control, as defined in the Agreement, of Republic, (ii) Republic’s duty to file reports required under Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 is suspended, or (iii) 14 months following the Trigger Date.  In addition, Teebank may terminate the Agreement following a material change in the anticipated impact of the estate tax laws and regulations upon the Tragers or their estates.

                Director Nominee.  Craig Greenberg is counsel for Frost Brown Todd, LLC, a law firm based in Louisville, Kentucky.  Fees paid by the Company to this firm totaled $168,000 in 2007.

                Related Officers.  Bernard M. Trager, Steven E. Trager, A. Scott Trager and Barbara Trager are relatives. Bernard M. Trager is the father of Steven E. Trager and the uncle of A. Scott Trager and Barbara Trager, a non-executive of Republic. A. Scott Trager and Barbara Trager are siblings. Barbara Trager, Senior Vice President and Managing Director of Tax Refund Solutions received salary of $120,000, a bonus of $12,500, auto allowance of $9,600 and other standard miscellaneous employee perquisites in 2007.

Relationships with Directors.  There are no additional relationships with directors not described in this section or the previous section of this proxy statement titled “Compensation Committee Interlocks and Insider Participation.”

Indebtedness of Management.  There is no absolute prohibition on personal loans to directors or executive officers of insured depository institutions. However, Federal banking laws require that all loans or extensions of credit by the Bank to the Company’s or the Bank’s executive officers and directors be made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. These loans must be of a type generally made available to the Company’s employees or the public at large.  In addition, loans made to Company or the Bank’s directors must be approved in advance by a majority of the disinterested members of the Board of Directors.

During 2007, directors and executive officers of Republic and other persons or entities with which they are affiliated or with whom they are members of the same immediate family were customers of and had in the ordinary course of business banking transactions with Republic. All loans included in such transactions were generally available to the public, were made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons, which loans do not involve more than the normal risk of collection or present other unfavorable features. As of December 31, 2007, directors, named executive officers and principal shareholders of Republic had loans outstanding of $24.4 million.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Republic’s officers, directors and greater than 10% beneficial owners to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers and directors are required to furnish Republic with copies of all Section 16(a) forms filed. Based solely upon review of copies of such forms received, or written representations that there were no unreported holdings or transactions, Republic believes that for the most recent fiscal year all Section 16(a) filing requirements applicable to its officers, directors and 10% beneficial owners were complied with on a timely basis.

SOLICITATION OF PROXIES

The cost of solicitation of proxies by the Board of Directors will be borne by Republic.  Some of Republic’s directors and officers who will receive no additional compensation may solicit proxies in person and by telephone, electronic media, facsimile, and mail from brokerage houses and other institutions, nominees, fiduciaries and custodians, who will be requested to forward the proxy materials to beneficial owners of the Class A Common Stock and Class B Common Stock. Republic will, upon request, reimburse such intermediaries for their reasonable expenses in forwarding proxy materials but will not pay fees, commissions, or other compensation.

PROPOSAL TWO: RATIFICATION OF INDEPENDENT AUDITOR

On April 23, 2007, the Audit Committee selected Crowe Chizek and Company LLC to serve as Republic’s independent registered public accountants and auditors for the fiscal year ending December 31, 2008.  On behalf of Republic’s Board of Directors, the Audit Committee of the Board retained Crowe Chizek and Company LLC to audit the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting for 2007.  Crowe Chizek and Company LLC was chosen based on its performance in prior years, its responsiveness, technical expertise and the appropriateness of fees charged.

Crowe Chizek and Company LLC has served as Republic’s independent registered public accounting firm since the 1996 fiscal year. The Company’s independent registered public accounting firm leases space from Jaytee, a limited partnership of which the Chairman, CEO and Vice-Chairman of Republic are partners.  The Company and Crowe Chizek and Company LLC have determined that such leases constitute an arm’s length transaction and comply with all applicable independence standards.  Crowe Chizek and Company LLC representatives are expected to attend the 2008 Annual Meeting and will be available to respond to appropriate shareholder questions and will have the opportunity to make a statement if they desire to do so.

We are asking our shareholders to ratify the selection of Crowe Chizek and Company LLC as our independent registered public accounting firm for 2008.  Although ratification is not required by the Company’s bylaws or otherwise, the Board is submitting the selection of  Crowe Chizek and Company LLC to our shareholders as a matter of good corporate practice.  If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm.  Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Republic and its shareholders.

The Board of Directors recommends a vote for the proposal to ratify the selection of Crowe Chizek and Company LLC as the Company’s independent registered public accounting firm  for 2008.

AUDIT FEE TABLE

Year	Audit Fees	Audit Related Fees	All Other Fees

2007	$257,300	$27,575	$9,750
2006	238,085	22,812	15,000

The Audit Committee has approved all services provided by Crowe Chizek and Company LLC during 2007. Additional details describing the services provided in the categories in the above table are as follows:

Audit Related Fees

Fees for audit related services provided by Crowe Chizek and Company LLC primarily include assistance with the review of various accounting standards and collateral opinion audit for the Company’s borrowings with the Federal Home Loan Bank.

All Other Fees

Fees for all other services provided by Crowe Chizek and Company LLC relate to a 401(k) benefit plan audit and related Form 11-K filing.

The Audit Committee of the Board of Directors has determined that the provision of the services covered under the caption “Audit Related Fees” above, is compatible with maintaining the independent registered public accounting firm’s  independence.

Pre-Approval Policies and Procedures

The Audit Committee’s charter provides that the committee will pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 which are approved by the Audit Committee before the completion of the audit.  The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting.

SHAREHOLDERS’ COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders that want to communicate in writing with the Board of Directors, or specified directors individually, may send proposed communications to Republic’s Corporate Secretary, Michael A. Ringswald at 601 West Market Street, Louisville, Kentucky 40202.  The proposed communication will be reviewed by the Audit Committee and the General Counsel.  If the communication is appropriate and serves to advance or improve the Company or its performance, contains no objectionable material or language, is not unreasonable in length, is directly applicable to the business of Republic, it is expected that the communication will receive favorable consideration for presentation to the Board of Directors or appropriate director(s).

OTHER MATTERS

The Board of Directors does not know of any matters to be presented at the Annual Meeting other than as specified in this proxy statement.  If, however, any other matters should properly come before the 2008 Annual Meeting, it is intended that the persons named in the enclosed proxy, or their substitutes, will vote such proxy in accordance with their best judgment on such matters.

SHAREHOLDER PROPOSALS

Shareholders who desire to present proposals at the 2009 Annual Meeting must forward them in writing to the Secretary of Republic so that they are received no later than November 27, 2008, in order to be considered for inclusion in Republic’s proxy statement for such meeting.  Shareholder proposals submitted after February 10, 2009, will be considered untimely, and the proxy solicited by Republic for next year’s Annual Meeting may confer discretionary authority to vote on any such matters without a description of them in the proxy statement for that meeting.

ANNUAL REPORT

Republic’s 2007 Annual on Form 10-K is enclosed with this proxy statement.  The 2007 Annual Report on Form 10-K does not form any part of the material for the solicitation of proxies.

Any shareholder who wishes to obtain a copy, without charge, of Republic’s Annual Report on Form 10-K for its fiscal year ended December 31, 2007, which includes financial statements and financial statement schedules, and is required to be filed with the Securities and Exchange Commission, may contact Michael A. Ringswald, Secretary, at 601 West Market Street, Louisville, Kentucky 40202, or at telephone number (502) 561-7112.

BY ORDER OF THE BOARD OF DIRECTORS

Michael A. Ringswald, Secretary

Louisville, Kentucky

March 27, 2008

Please mark, date, sign, and return the enclosed proxy as promptly as possible, whether or not you plan to attend the Annual Meeting in person. If you do attend the Annual Meeting, you may still vote in person, since the proxy may be revoked at any time prior to its exercise by delivering a written revocation of the proxy to the Secretary of Republic.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.               ☒

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A  Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1.	Election of Class I Directors:	For	Withhold		For	Withhold		For	Withhold

	01 - Craig A. Greenberg	☐	☐	02 - Michael T. Rust	☐	☐	03 - Sandra Metts Snowden	☐	☐

	04 - R. Wayne Stratton	☐	☐	05 - Susan Stout Tamme	☐	☐	06 - Bernard M. Trager	☐	☐

	07 - A. Scott Trager	☐	☐	08 - Steven E. Trager	☐	☐

		For	Against	Abstain
2.	Ratification of the appointment of Crowe Chizek and Company LLC as the independent registered public accountants for the year ending December 31, 2008.	☐	☐	☐	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting including matters incident to its conduct.

If no choice is specified, this proxy will be voted for the above-named nominees and for the ratification of the appointment of Crowe Chizek as the independent registered public accountants, in accordance with the recommendations of the Board of Directors, with the discretionary authority contained in the proxy statement.

B  Non-Voting Items

Change of Address — Please print your new address below.

C  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Republic Bancorp, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Republic Bancorp, Inc. hereby nominates and appoints Sandra Metts Snowden and R. Wayne Stratton, with power to act without the other and with full power of substitution, as the undersigned’s true and lawful attorney(s) to vote all of the Class A Common Stock and Class B Common Stock of Republic Bancorp,Inc., standing in the undersigned’s name on the Corporation’s books at the close of business February 15, 2008, with all the powers the undersigned would possess if present in person, at the Annual Meeting of Shareholders to be held on April 23, 2008, or any adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)